Exhibit 11

CODE OF ETHICS FOR SENIOR OFFICERS

It is the policy of PEACE ARCH ENTERTAINMENT GROUP INC. (the "Company") that its chief executive officer, chief financial officer, principal accounting officer or controller, and/or persons performing similar functions (the "Senior Officers") observe high standards of business and personal ethics in the conduct of their duties and responsibilities.  The Senior Officers must practice honesty and integrity in every aspect of dealing with other Company employees, the public, the business community, stockholders, customers, suppliers and government authorities.  The Senior Officers shall abide by this Code of Ethics for Senior Officers (the "Code of Ethics") and shall adhere to the following ethical principles:

1.

Honest and Ethical Conduct.  Each Senior Officer shall act with honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2.

Conflicts of Interest.  Each Senior Officer shall avoid conflicts of interest and material transactions or relationships involving potential conflicts of interest without proper approval.  Senior Officers shall not receive benefits from a person doing or seeking to do business with the Company which is not in the best interests of the Company.

3.

Full, Fair, Accurate, Timely and Understandable Disclosure.  Each Senior Officer will make full, fair, accurate, timely and understandable disclosures in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

4.

Compliance with Applicable Laws.  Each Senior Officer will comply with applicable governmental laws, rules and regulations.

5.

Internal Reporting of Conflicts of Interest.  Each Senior Officer will promptly report any material transaction or relationship that reasonably could be expected to give rise to such a conflict to the Company's Compliance Officer.  The Company's Compliance Officer shall fully investigate and report to the Board of Directors any actual, potential or alleged violations of this Code of Ethics.

6.

Consequences for non-adherence to the Code of Ethics.  Any violation of this Code of Ethics, whether or not material, may have repercussions which could include termination of employment.

 CODE OF ETHICS CERTIFICATION BY SENIOR OFFICER

In my role as Chief Executive Officer (“CEO”) of Peace Arch Entertainment Group Inc. (the “Company”), I certify that I adhere to and advocate the following principles and responsibilities governing my professional conduct.

1.

I have read, understood and will abide by the Company's Code of Ethics for Senior Officers, in the form attached hereto, as the same may be amended, modified, supplemented and revised from time to time by the Company (the "Code of Ethics").

2.

Without limiting the foregoing,

(a)

I act honestly and ethically at all times, avoiding actual or apparent conflicts of interest between my personal interests and the interests of the Company, and ethically handling such conflicts if they arise.

(b)

In the performance of my duties as CEO, I comply with federal, state, foreign provincial and local laws, regulations and rules, as well as the rules and regulations of appropriate private and public regulatory agencies.

(c)

I respect the confidentiality of information acquired in the course of my work, disclosing the same only as authorized or legally obligated.  Confidential information acquired in the course of my work will not be not used for personal advantage.

3.

I recognize that as CEO, I have a leadership position with the Company and, with that in mind, I proactively promote ethical behavior in my work environment and expect ethical behavior from my staff.

4.

I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting important facts, omitting important facts or allowing my independent judgment to be subordinated.

5.

I take all reasonable action to ensure that the information contained in documents filed by the Company with the Securities and Exchange Commission is accurate, complete, fair, objective, relevant, timely and understandable.

6.

I will notify the Company's Compliance Officer promptly in the event I become aware of any actual, apparent or potential violation of the Code of Ethics, including, without limitation, any actual or apparent conflict of interest.

7.

I understand that the Company's Compliance Officer has a duty to fully investigate and report to the Board of Directors, any actual, potential or alleged violations of the Code of Ethics.  I will not, directly or indirectly, obstruct, delay or otherwise hinder any such investigation or reporting or retaliate against those investigating or those providing information, data and records to support such investigation.

8.

I understand that waivers of the Code of Ethics, whether or not material, must be obtained in advance, may be granted only by the Board of Directors and must be promptly disclosed by the Company .

9.

I understand that any violation of the Code of Ethics, whether or not material, may have repercussions which could include termination of my job.

/s/ Gary Howsam

Signature

Gary Howsam, Chief Executive Officer

Print Name and Title

February 23, 2004

Date

CODE OF ETHICS CERTIFICATION BY SENIOR OFFICER

In my role as Chief Financial Officer (“CFO”) & Chief Operating Officer (“COO”)of Peace Arch Entertainment Group Inc. (the “Company”), I certify that I adhere to and advocate the following principles and responsibilities governing my professional conduct.

1.

I have read, understood and will abide by the Company's Code of Ethics for Senior Officers, in the form attached hereto, as the same may be amended, modified, supplemented and revised from time to time by the Company (the "Code of Ethics").

2.

Without limiting the foregoing,

a)

I act honestly and ethically at all times, avoiding actual or apparent conflicts of interest between my personal interests and the interests of the Company, and ethically handling such conflicts if they arise.

b)

In the performance of my duties as CFO/COO, I comply with federal, state, foreign provincial and local laws, regulations and rules, as well as the rules and regulations of appropriate private and public regulatory agencies.

c)

I respect the confidentiality of information acquired in the course of my work, disclosing the same only as authorized or legally obligated.  Confidential information acquired in the course of my work will not be not used for personal advantage.

3.

I recognize that as CFO/COO, I have a leadership position with the Company and, with that in mind, I proactively promote ethical behavior in my work environment and expect ethical behavior from my staff.

4.

I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting important facts, omitting important facts or allowing my independent judgment to be subordinated.

5.

I take all reasonable action to ensure that the information contained in documents filed by the Company with the Securities and Exchange Commission is accurate, complete, fair, objective, relevant, timely and understandable.

6.

I will notify the Company's Compliance Officer promptly in the event I become aware of any actual, apparent or potential violation of the Code of Ethics, including, without limitation, any actual or apparent conflict of interest.

7.

I understand that the Company's Compliance Officer has a duty to fully investigate and report to the Board of Directors, any actual, potential or alleged violations of the Code of Ethics.  I will not, directly or indirectly, obstruct, delay or otherwise hinder any such investigation or reporting or retaliate against those investigating or those providing information, data and records to support such investigation.

8.

I understand that waivers of the Code of Ethics, whether or not material, must be obtained in advance, may be granted only by the Board of Directors and must be promptly disclosed by the Company.

9.

I understand that any violation of the Code of Ethics, whether or not material, may have repercussions which could include termination of my job.

/s/ Mara Di Pasquale

Signature

Mara Di Pasquale, Chief Financial Officer/Chief Operating Officer

Print Name and Title

February 23, 2004

Date